Exhibit 99.1

CENCORA PRICES $500 MILLION 3.950% SENIOR NOTES DUE 2029, $500 MILLION 4.250% SENIOR NOTES DUE 2030, $500 MILLION 4.600% SENIOR NOTES DUE 2033, $1.0 BILLION 4.900% SENIOR NOTES DUE 2036 AND $500 MILLION 5.650% SENIOR NOTES DUE 2056

CONSHOHOCKEN, PA, February 10, 2026 — Cencora, Inc. (NYSE: COR) today announced that it priced $500 million aggregate principal amount of its 3.950% Senior Notes due February 13, 2029 (the “2029 Notes”), $500 million aggregate principal amount of its 4.250% Senior Notes due November 15, 2030 (the “2030 Notes”), $500 million aggregate principal amount of its 4.600% Senior Notes due February 13, 2033 (the “2033 Notes”), $1.0 billion aggregate principal amount of its 4.900% Senior Notes due February 13, 2036 (the “2036 Notes”) and $500 million aggregate principal amount of its 5.650% Senior Notes due February 13, 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2030 Notes, the 2033 Notes and the 2036 Notes, the “Notes”), in an underwritten registered public offering. The offering is being made pursuant to an effective shelf registration statement Cencora filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024. The offering is expected to close on February 13, 2026, subject to the satisfaction of customary closing conditions. Cencora intends to use the net proceeds from the offering to repay amounts outstanding under Cencora’s 364-Day Term Credit Agreement, dated as of January 12, 2026, which was used to fund a portion Cencora’s acquisition of OneOncology, and, to the extent any proceeds remain, for general corporate purposes.

The joint book-running managers for the offering are Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC. Earlier today, Cencora filed a preliminary prospectus supplement and an accompanying prospectus with the SEC in connection with the offering of the Notes. Copies of these materials can be made available by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectus@citi.com or telephone: 1-800-831-9146; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at 1-212-834-4533; BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, email: wfscustomerservice@wellsfargo.com or telephone: 1-800-645-3751. Electronic copies of the preliminary prospectus supplement and accompanying prospectus are also available on the SEC’s web site at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 51,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #18 on the Global Fortune 500 with more than $300 billion in annual revenue.

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those indicated is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and elsewhere in that report and other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Contact:	Bennett S. Murphy
Senior Vice President, Investor Relations and Enterprise Productivity
610-727-3693
bennett.murphy@cencora.com